UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported) May 11, 2005
                                                          --------------

                   Kirshner Entertainment & Technologies, Inc.
                ------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Florida
                 (State or Other Jurisdiction of Incorporation)

      000-24977                                     65-1053546
  ---------------------------                ------------------------------
   (Commission File Number)                (IRS Employer Identification No.)


No. 476 Hutai Branch Road, Baoshan District, Shanghai, China         200436
(Address of Principal Executive Offices)                           (Zip Code)


                                 (86)21-56689332
              (Registrant's Telephone Number, Including Area Code)


           5200 N.W. 33rd Avenue, Suite 215, Ft. Lauderdale, FL 33309
        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       [__]   Written communications pursuant to Rule 425 under the Securities
 Act (17 CFR 230.425)

       [__] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       [__] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       [__] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in
Fiscal Year

Pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the company, the company created a Series of 500,000 shares of Series A Convertible Preferred Stock having the rights, preferences and limitations as follows:

o        each share has a state value of $.80 per share,
o each share ranks parri passu with any other series of preferred stock designated by the company and not designated as senior securities or subordinate to the Series A Convertible Preferred
         Stock,
o each share entitles the holder to receive a Six Percent (6%) per annum cumulative dividend when, as and if, declared by the Board of Directors of the Corporation,
o the shares are convertible into shares of the company's Common Stock at a per share value of $.08 per share,
o        the shares have no voting rights, and
o        the shares are not subject to redemption.

Item 9.01 Financial Statements and Exhibits

(c)         Exhibits

3.5 Articles of Amendment to the Articles of Incorporation filed with the Florida Secretary of State on May 11, 2005.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                    Kirshner Entertainment & Technologies, Inc.



                                           By:/s/ Xuelian Bian
                                        ---------------------------------------
                                          Xuelian Bian, Chief Executive Officer


DATED:  May 12, 2005